2Q17 Financial Results July 21, 2017 Exhibit 99.2

Forward-looking statements and use of key performance metrics and Non-GAAP financial measures This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; the rate of growth in the economy and employment levels, as well as general business and economic conditions; our ability to implement our strategic plan, including the cost savings and efficiency components, and achieve our indicative performance targets; our ability to remedy regulatory deficiencies and meet supervisory requirements and expectations; liabilities and business restrictions resulting from litigation and regulatory investigations; our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; the effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks; and management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our board of directors deems relevant in making such a determination. Therefore, there can be no assurance that we will pay any dividends to holders of our common stock, or as to the amount of any such dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission on February 24, 2017. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics: Our management team uses key performance metrics (KPMs) to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. We have established the following financial targets, in addition to others, as KPMs, which are utilized by our management in measuring our progress against financial goals and as a tool in helping assess performance for compensation purposes. These KPMs can largely be found in our periodic reports which are filed with the Securities and Exchange Commission, and are supplemented from time to time with additional information in connection with our quarterly earnings releases. Our key performance metrics include: Return on average tangible common equity (ROTCE); Return on average total tangible assets (ROTA); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio (U.S. Basel III Standardized fully phased-in basis). In establishing goals for these KPMs, we determined that they would be measured on a management-reporting basis, or an operating basis, which we refer to externally as “Adjusted” or “Underlying” results. We believe that these “Adjusted” or “Underlying” results provide the best representation of our financial progress toward these goals as they exclude items that our management does not consider indicative of our ongoing financial performance. KPMs that contain “Adjusted” or “Underlying” results are considered non-GAAP financial measures. Non-GAAP Financial Measures: This document contains non-GAAP financial measures. The following tables present reconciliations of our non-GAAP measures. These reconciliations exclude “Adjusted” or “Underlying” items, which are included, where applicable, in the financial results presented in accordance with GAAP. “Adjusted” or “Underlying” results, which are non-GAAP measures, exclude certain items, as applicable, that may occur in a reporting period which management does not consider indicative of on-going financial performance. The non-GAAP measures presented in the following tables include reconciliations to the most directly comparable GAAP measures and are: “noninterest income”, “total revenue”, “ noninterest expense”, “pre-provision profit”, “income before income tax expense”, “income tax expense”, “effective income tax rate”, “net income”, “net income available to common stockholders”, “other income”, “salaries and employee benefits”, “outside services”, “amortization of software expense”, “other operating expense”, “net income per average common share”, “return on average common equity” and “return on average total assets”. We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our “Adjusted” or “Underlying” results in any period do not reflect our operational performance in that period and, accordingly, it is useful to consider our GAAP results and our “Adjusted” or “Underlying” results together. We believe this presentation also increases comparability of period-to-period results. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

Provision expense of $70 million compared to $96 million in 1Q17; total credit-related costs of $96 million, including lease impairments(1) Overall credit quality continues to improve; NPLs declined QoQ to 94 bps of loans NPL coverage ratio of 119% vs. 117% in 1Q17 and 119% in 2Q16 Allowance to loans and leases of 1.12% vs. 1.13% in 1Q17 and 1.20% in 2Q16 reflects proactive effort to improve underlying credit quality Generated 6% YoY average loan growth, with strength in both commercial and retail Average loan yields of 3.80% improved 32 bps YoY, reflecting the benefit of higher rates and improvement in portfolio mix towards more attractive risk-adjusted return asset categories Consumer Banking — Solid deposit and loan growth. Wealth sales up 26% YoY and business gaining momentum Commercial Banking — Strong YoY fee performance reflects solid results from our growth initiatives Fee growth led by loan syndications, letter of credit and loan fees and card fees Continue to grow balance sheet and add new customers; 6% average loan growth YoY with strength in Commercial Real Estate, Franchise Finance, Mid-corporate and Industry Verticals and Middle Market. Average deposit growth of 14% YoY. Continue to add coverage bankers to expand industry group expertise and extend geographic reach Launched TOP IV efficiency program designed to drive continuous improvement and deliver further revenue and expense benefits 2Q17 highlights Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. Current-period regulatory capital ratios are preliminary. Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2019. Improving profitability and returns Strong capital, liquidity and funding Excellent credit quality Continued progress on strategic growth, efficiency and balance sheet optimization initiatives Robust capital levels with a common equity tier 1 ratio of 11.2%(2); TBV per share of $26.61, up 2% from 1Q17 2Q17 average deposits increased $6.8 billion, or 7%, vs. 2Q16; period-end loan-to-deposit ratio of 96.6%; strong LCR Repurchased $690 million of common shares during the 2016 CCAR Plan at a weighted-average price of $28.21, and including common dividends, returned $957 million to shareholders Successful 2017 CCAR submission provides for increasing return of capital to shareholders Net income of $318 million, up 31% vs. 2Q16 and stable vs. 1Q17; diluted EPS of $0.63, up 37% vs. 2Q16 and up 3% vs. 1Q17 Continued progress with ROTCE of 9.6%, compared to 7.3% in 2Q16, and 9.7% in 1Q17, 9.0% on an Underlying basis(1) which excludes a 1Q17 $0.04 diluted EPS benefit from the settlement of certain state tax matters 2Q17 results include a -$26 million pre-tax impact related to impairments on aircraft lease assets, largely in non-core runoff portfolio Revenue of $1.4 billion, up 9% YoY and up 1% QoQ; up 10% YoY and 2% QoQ on an Underlying basis(1) NII up 11% YoY and 2% QoQ with NIM of 2.97% up 1 bp from 1Q17 and 13 bps YoY Noninterest income up 4% YoY; up 7% YoY on an Underlying basis(1) , reflecting continued good progress on build out of fee businesses Positive operating leverage YoY of 5%; 7% on an Underlying basis. Efficiency ratio of 61.9%; or 60.4% on an Underlying basis compared with 64.7% in 2Q16(1)

GAAP financial summary

$s in millions	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	2Q17 change from 1Q17 %	2Q17 change from 2Q16 $	2Q17 change from 2Q16 %	YoY excluding lease impairments(1)
Net interest income	$ 1,026	$ 1,005	$ 923	$ 21	2 %	$ 103	11 %	
Noninterest income	370	379	355	(9)	(2)	15	4	↑ 7.3%
Total revenue	1,396	1,384	1,278	12	1	118	9	↑ 10.1%
Noninterest expense	864	854	827	10	1	37	4	↑ 2.7%
Pre-provision profit	532	530	451	2	—	81	18	Positive operating leverage of 7.4%
Provision for credit losses	70	96	90	(26)	(27)	(20)	(22)	
Income before income tax expense	462	434	361	28	6	101	28	
Income tax expense	144	114	118	30	26	26	22	
Net income	$ 318	$ 320	$ 243	$ (2)	(1)	$ 75	31	
Preferred dividends	—	7	—	(7)	(100)	—	NM	
Net income available to common stockholders	$ 318	$ 313	$ 243	$ 5	2 %	$ 75	31 %	
$s in billions								
Average interest-earning assets	$ 138	$ 136	$ 129	$ 1	1 %	$ 8	6 %	
Average deposits	$ 111	$ 110	$ 104	$ 1	1 %	$ 7	7 %	
Key performance metrics(1)								
Net interest margin	2.97 %	2.96 %	2.84 %	1 bps		13 bps		
Loan-to-deposit ratio(2)	96.6	97.0	98.3	(43)		(165)		
ROACE	6.5	6.5	4.9	(4)		154		
ROTCE	9.6	9.7	7.3	(11)		227		
ROA	0.9	0.9	0.7	(2)		16		
ROTA	0.9	0.9	0.7	(2)		17		
Efficiency ratio	61.9 %	61.7 %	64.7 %	26 bps		(277) bps		↓435 bps
FTEs(3)	17,738	17,515	17,828	223	1 %	(90)	(1) %	
Per common share								
Diluted earnings	$ 0.63	$ 0.61	$ 0.46	$0.02	3 %	$0.17	37 %	
Tangible book value	$26.61	$26.02	$25.72	$0.59	2 %	$0.89	3 %	
Average diluted shares outstanding (in millions)	507.4	511.3	530.4	(3.9)	(1) %	(23.0)	(4) %	

Highlights

Linked quarter:

- Net income available to common up 2% and EPS up 3% from 1Q17
  - 2Q17 results include a $26 million pre-tax impact related to lease impairments
- NII up $21 million, or 2%, reflecting 1% average loan growth, day count and a 1 bp improvement in NIM
- Noninterest income decreased $9 million, driven by $11 million of finance lease impairments
  - Reflects record results in capital markets and strength in mortgage banking fees and service charges and fees
- Noninterest expense increased $10 million from 1Q17 driven by $15 million of operating lease impairments
  - Results also reflect seasonally lower salaries and employee benefits and a reduction in equipment and occupancy, partially offset by higher outside services and other expense
- Provision for credit losses of $70 million; including lease impairments, total Underlying credit-related costs of $96 million(1) remained stable

Prior-year quarter:

- Net income up 31% and EPS up 37%, reflecting strong revenue growth and positive operating leverage of 5% (7% before the impact of lease impairments)(1)
- NII up 11%, with 6% average loan growth and a 13 bp improvement in NIM given loan yields and improved portfolio mix and higher rates
- Noninterest income up 4% (7% on an Underlying basis)(1)
  - Strength in capital markets, card and mortgage banking fees
- Noninterest expense up $37 million, driven by $15 million impact of operating lease impairments, higher FDIC expense and advertising and public relations costs. Results also reflect stable salaries and employee benefits and equipment expense and increases in outside services, occupancy and amortization of software expense
- Total credit-related costs of $96 million, including provision for credit losses and lease impairments, increased modestly

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. "Underlying" results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact.
2) Includes held for sale. Loan-to-deposit ratio is period end.
3) Full-time equivalent employees.

Citizens Financial Group, Inc.
4

Net interest income Highlights Includes interest-bearing cash and due from banks and deposits in banks. Linked quarter: NII up $21 million, or 2% Reflects 1% average loan growth; 1.1% before the $124 million average impact of $596 million of commercial loan and lease sales in connection with balance sheet optimization efforts Loan growth driven by strength in commercial and commercial real estate, education, mortgage and other unsecured retail loans NIM of 2.97% improved 1 bp from first quarter 2017 Reflects the benefit of higher interest rates and higher interest-earning asset yields, partially offset by higher securities portfolio premium amortization given lower long-term rates, and higher funding costs, including sizable $1.5 billion senior debt issuance Prior-year quarter: NII up $103 million, or 11%, with NIM up 13 bps 6% average loan growth Improvement in net interest margin reflects higher commercial and consumer loan yields given higher interest rates and balance sheet optimization initiatives, partially offset by higher deposit and funding costs and growth in the securities portfolio Net interest income $s in millions, except earning assets Average interest-earning assets Average interest-earning assets Net interest income Net interest margin

Net interest margin NIM walk 2Q16 to 2Q17 NIM walk 1Q17 to 2Q17 2.96% 2.97% 0.09% (0.03)% (0.04)% (0.01)% 1Q17 NIM% Loan yields Borrowing costs/other Deposit costs Investment portfolio yield/growth 2Q17 NIM% 2.84% 2.97% 0.26% 0.02% (0.03)% (0.10)% (0.02)% 2Q16 NIM% Loan yields Balance sheet growth Borrowing costs/other Deposit costs Investment portfolio yield/growth 2Q17 NIM%

Note: Other income includes bank-owned life insurance and other income. (1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. Noninterest income Linked quarter: Noninterest income decreased $9 million 2Q17 results include an $11 million impact from finance lease impairments recorded in other income Mortgage banking fees increased $7 million, reflecting higher origination volumes and higher loan sale gains Service charges and fees increased $4 million, largely reflecting seasonality Capital markets fees increased $3 million to a record $51 million, driven by strong results in loan syndications Card fees were relatively stable from first quarter levels that included lower card reward expense, given seasonally higher purchase volume and out-of-network ATM fees Trust and investment services fees were stable as the benefit of an increase in investment sales was offset by a shift in sales mix and the impact of lower transaction sales margins Other income also includes a $3 million securities OTTI impairment tied to a model change Prior-year quarter: Noninterest income grew $15 million, or 4%; improved 7% on an Underlying basis(1) Capital markets fees increased $13 million due to strength in loan syndications, which reflects the broadening of our capabilities and robust market activity Card fees increased $8 million, reflecting the benefit of revised contract terms for processing fees and an increase in purchase volume Mortgage banking fees increased $5 million, driven by an increase in production fees Trust and investment services fees remained relatively stable as the benefit of growth in managed money assets and an increase in investment sales was offset by the impact of a shift in transaction sales mix toward managed money assets Highlights $s in millions Service charges and fees Card fees Capital markets fees Trust & inv services fees LC and loan fees FX and int rate products Mortgage banking fees Securities gains, net Other YoY excluding lease impairments(1) á 7.3%

Highlights $s in millions Linked quarter: Noninterest expense increased $10 million, or 1%; decreased by $5 million before the $15 million impact from operating lease impairments Salaries and employee benefits expense decreased $12 million, reflecting a seasonal decrease in payroll taxes and 401(k) benefit costs FTEs increased by 223 reflecting strategic and seasonal hiring, partially offset by efficiency reductions Outside services expense increased $5 million, largely reflecting an increase in consumer loan origination and servicing costs Occupancy expense decreased $3 million from higher first quarter levels that included higher costs associated with our branch rationalization efforts and seasonally higher maintenance costs Other expenses increased $22 million, reflecting the impact of $15 million of operating lease impairments, higher FDIC expense, advertising and public relations costs and travel and training expense, partially offset by lower credit collection costs Prior-year quarter: Noninterest expense increased $37 million, or 4%; up by 2.7% before the $15 million impact related to operating lease impairments Salaries and employee benefits were stable as a decrease tied to the change in timing of incentive payments offset an increase in compensation and the impact of our growth initiatives FTEs decreased by 90 reflecting our efficiency initiatives, which more than offset sales force and strategic hiring Outside services increased $10 million, largely reflecting an increase in consumer loan origination and servicing costs and costs related to efficiency initiatives Other expense increased $20 million, reflecting the impact of the operating lease impairments, higher FDIC expense, advertising and public relations costs, partially offset by lower credit collection costs Noninterest expense Salary and benefits Occupancy & equip All Other YoY excluding lease impairments(1) á 2.7% (1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. Efficiency ratio

Consolidated average balance sheet

$s in billions	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	2Q17 change from 1Q17 %	2Q17 change from 2Q16 $	2Q17 change from 2Q16 %
Investments and interest bearing deposits	$ 27.8	$ 27.8	$ 26.0	$ 0.1	0 %	$ 1.8	7 %
Total commercial loans	52.5	52.0	49.1	0.5	1	3.4	7
Total retail loans	56.7	56.0	53.5	0.6	1	3.1	6
Total loans and leases	109.1	108.1	102.7	1.1	1	6.5	6
Loans held for sale	0.6	0.6	0.8	0.0	7	(0.2)	(22)
Total interest-earning assets	137.6	136.4	129.5	1.2	1	8.1	6
Total noninterest-earning assets	12.3	12.4	12.7	(0.1)	(1)	(0.4)	(3)
Total assets	**$ 149.9**	**$ 148.8**	**$ 142.2**	**$ 1.1**	1	**$ 7.7**	5
Checking and savings	58.7	57.9	55.2	0.8	1	3.5	6
Money market deposits	36.9	37.9	36.2	(1.0)	(3)	0.7	2
Term deposits	15.1	14.2	12.6	1.0	7	2.6	20
Total deposits	**$ 110.8**	**$ 110.0**	**$ 104.0**	**$ 0.8**	1	**$ 6.8**	7
Total borrowed funds	16.7	16.3	15.0	0.5	3	1.7	11
Total liabilities	**$ 130.0**	**$ 129.1**	**$ 122.2**	**$ 0.9**	1	**$ 7.8**	6
Total stockholders' equity	19.9	19.7	20.0	0.2	1	(0.1)	(1)
Total liabilities and equity	**$ 149.9**	**$ 148.8**	**$ 142.2**	**$ 1.1**	1	**$ 7.7**	5 %

$137.6 billion
Interest-earning assets



Investments and interest-bearing deposits
20%
CRE
8%
Other Commercial
30%
Total Commercial 38%
Other Retail
9%
Automobile
10%
12%
11%
Total Retail 42%
Total home equity
Residential mortgage

$127.5 billion
Deposits/borrowed funds



Borrowed funds
13%
48%
Retail / Personal
39%
Commercial / Municipal / Wholesale

Highlights

Linked quarter:

- Total earning assets up $1.2 billion, or 1%, with loan growth of $1.1 billion, or 1%
  - Average loans up 1.1% and period-end loans up 1.4% before the impact of Commercial Banking loan sales, part of our balance sheet optimization efforts
  - Commercial loans up $455 million, or 1%, largely driven by strength in Commercial Real Estate, Middle Market and Franchise Finance
  - Retail loans up $620 million, or 1%, driven by growth in Education Finance, Home Mortgage and Consumer Unsecured, partially offset by lower Home Equity and Auto balances
- Total deposits increased $836 million, or 1%, reflecting growth in checking with interest and term and savings
- Borrowed funds increased $473 million, driven by long-term debt issuance

Prior-year quarter:

- Total earning assets up $8.1 billion, or 6%, with loan growth of $6.5 billion, or 6%
  - Commercial loans up $3.4 billion, or 7%, driven by strength in Commercial Real Estate, Franchise Finance, Mid-corporate and Industry Verticals and Middle Market
  - Retail loans up $3.1 billion, or 6%, driven by strength in Home Mortgage, Education Finance, and Consumer Unsecured, partially offset by lower Home Equity and Auto balances
- Total deposits up $6.8 billion, or 7%, reflecting growth in checking with interest and term deposits
- Borrowed funds increased $1.7 billion, driven by growth in long-term senior debt as we continue to strengthen our term funding profile

Note: Loan portfolio trends reflect non-core portfolio impact not included in segment results on pages 10 and 11.

9

Consumer Banking average loans and leases Other includes Credit Card, RV, Marine, Unsecured and Other. $s in billions Highlights Linked quarter: Average loans increased $687 million, or 1%, reflecting growth in education, residential mortgages and consumer unsecured, partially offset by lower home equity and auto balances Consumer loan yields up 12 bps, reflecting continued improvement in mix toward higher risk-adjusted return categories and the impact of higher rates Prior-year quarter: Average loans increased $3.6 billion, or 7%, driven by residential mortgages, education and consumer unsecured, partially offset by lower home equity and auto balances Consumer loan yields up 30 bps, reflecting initiatives to improve risk-adjusted returns along with the benefit of higher interest rates Average loans and leases (1) Mortgage Home Equity Auto Education Business Banking Other (1)

Commercial Banking average loans and leases Linked quarter: Average loans up $550 million, or 1%, with continued strength in Commercial Real Estate, Middle Market and Franchise Finance Average loans up 1.4% before the impact of balance sheet optimization efforts Loan yields improved 16 bps, largely reflecting the impact of higher short-term rates Prior-year quarter: Average loans up $2.6 billion, or 6%, on strength in Commercial Real Estate, Franchise Finance, Mid-corporate and Industry Verticals and Middle Market, partially offset by the impact of the 3Q16 transfer of loans and leases to non-core Loan yields increased 52 bps, reflecting improved mix and higher rates Note: Prior period loans by product type have been reclassified to reflect current period classification. Other includes Business Capital, Govt, Corporate Finance, Treasury Solutions, Corporate and Commercial Banking Admin. Highlights $s in billions Average loans and leases (1) Mid Corporate Industry Verticals Franchise Finance Middle Market Asset Finance Commercial Real Estate Other (1)

Average funding and cost of funds Highlights $s in billions Linked quarter: Total average deposits up $836 million, or 1% Largely reflects strong growth in checking with interest, term and savings deposits, partially offset by lower money market accounts and demand deposits Total deposit costs of 0.37% increased 5 bps, reflecting the impact of higher interest rates and seasonally lower DDA balances Period-end deposits up 1%, with Consumer Banking deposits relatively stable and Commercial Banking deposits up 5% Total cost of funds increased 7 bps, driven by the increase in deposit costs and the impact of $1.5 billion senior debt issuance Prior-year quarter: Total average deposits increased $6.8 billion, or 7%, on strength in checking with interest, term deposits, money market and savings Total deposit costs increased 13 bps as the impact of higher short-term rates was partially offset by growth in lower-cost categories and continued pricing discipline On a period-end basis, deposits were up 7% with Consumer Banking up 5% and Commercial Banking up 13% Total cost of funds increased 14 bps, reflecting a continued shift toward a more balanced mix of long-term and short-term funding along with the impact of higher interest rates Average interest-bearing liabilities and DDA Total long-term borrowings Fed funds, repo, ST borrowed funds Term deposits Checking with interest DDA Money market & savings

Overall credit quality continues to improve, reflecting growth in higher quality, lower risk retail loans and broadly stable risk appetite in commercial NPLs to total loans and leases of 0.94% improved 3 bps from 0.97% in 1Q17 and improved 7 bps from 1.01% in 2Q16 NPLs decreased $25 million from 1Q17, driven by a $26 million decrease in retail Net charge-offs of $75 million, or 0.28% of average loans and leases, decreased $12 million from 1Q17 Commercial net charge-offs of $14 million decreased $5 million from 1Q17 Retail net charge-offs of $61 million decreased $7 million, driven by a reduction in auto and home equity Provision for credit losses of $70 million decreased $26 million from 1Q17; YoY provision for credit losses decreased $20 million 2Q17 total Underlying credit-related costs were $96 million, including lease impairments(2) Allowance to total loans and leases of 1.12% vs. 1.13% in 1Q17 and 1.20% in 2Q16, reflects proactive efforts to improve underlying credit quality Allowance to NPLs of 119% vs. 117% in 1Q17 and 119% in 2Q16 Strong credit-quality trends continue Highlights Allowance for loan and lease losses to nonperforming loans and leases. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. $s in millions (1) Nonperforming loans Allowance for loan and lease losses Provision for credit losses, net charge-offs (recoveries) Provision for credit losses 2Q16 3Q16 4Q16 1Q17 2Q17

Capital and liquidity remain strong

$s in billions (period-end)	2Q16	3Q16	4Q16	1Q17	2Q17
Basel III transitional basis[1,2]					
Common equity tier 1 capital	$ 13.8	$ 13.8	$ 13.8	$ 13.9	$ 14.1
Risk-weighted assets	$ 119.5	$ 121.6	$ 123.9	$ 124.9	$ 125.8
Common equity tier 1 ratio	**11.5 %**	**11.3 %**	**11.2 %**	**11.2 %**	**11.2 %**
Total capital ratio	**14.9 %**	**14.2 %**	**14.0 %**	**14.0 %**	**14.0 %**
Basel III fully phased-in[1,3]					
Common equity tier 1 ratio	11.5 %	11.3 %	11.1 %	11.1 %	11.2 %

Capital ratio trend



14.9%
11.5%
14.2%
11.3%
14.0%
11.2%
14.0%
11.2%
14.0%
11.2%
2Q16
3Q16
4Q16
1Q17
2Q17
Total capital ratio(1,2)
Common equity tier 1 ratio(1,2)

Loan-to-deposit ratio[5]



98%
98%
99%
97%
97%
2Q16
3Q16
4Q16
1Q17
2Q17

Highlights

- Capital levels remain at the higher end of the range for regional peers
- 2Q17 Basel III common equity tier 1 capital ratio (transitional basis) remained stable
  - Net income: 25 bps increase
  - RWA growth: 7 bps decrease
  - Common share repurchase: 10 bps decrease
  - Dividends: 6 bps decrease
- LDR of 97% improved 43 bps relative to 1Q17
- Fully compliant with LCR and current understanding of NSFR[4]
- 2016 CCAR total common share repurchases were 24.5 million at a weighted-average price of $28.21
- 2017 CCAR plan reflects further commitment towards prudent return of capital with up to $850 million in share repurchases and the ability to increase the quarterly dividend by 29% in 3Q17 and a further 22% in 2018

1) Current-reporting period regulatory capital ratios are preliminary.
2) Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2019. Ratios also reflect the required U.S. Standardized methodology for calculating RWAs, effective January 1, 2015.
3) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures.
4) Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG's minimal LCR requirement of 90% began January 2016. Reflects current understanding of Net Stable Funding Ratio (NSFR).
5) Period end includes held for sale.

Citizens Financial Group, Inc.
14

Summary of progress on strategic initiatives

	Initiative	2Q17 Status	Commentary
Consumer	Grow and deepen relationships with primary households		Primary households up ~7,000 YoY and added ~9,000 primary HHs with a loan or investment. Continue to build out Mass Affluent and Affluent value propositions. Leveraging data and analytics capabilities to further enhance Citizens Checkup, which continues to be effective in building stronger relationships.
Consumer	Enhance mortgage platform		Targeted hiring in select geographies with net loan officers up 127 YoY and 18 QoQ, leading to a 14% YoY increase in conforming originations. Investing in direct-to-consumer channel and exploring other opportunities to improve returns.
Consumer	Optimize Auto		Continued optimization of both volumes and returns in the business through targeted pricing improvements and management of dealer network, focusing on most profitable dealer relationships.
Consumer	Grow Education/Unsecured Credit		Continued strong momentum in education and unsecured with total loan balances up 42% and 246% YoY, respectively. Product-financing balances doubled YoY; seeing good progress from new corporate sponsorships such as Vivint.
Consumer	Enhance Business Banking		Deposit balances up 4% YoY and credit card sales higher YoY. Improving share-of-wallet through product and process enhancements.
Consumer	Expand Wealth		Managed money sales up 135% and total investment sales up 26% YoY. Fee-based sales mix improved to 38% from 20% in 2Q16; mix shift positive long term, though near-term headwind.
Commercial	Continue development of Capital and Global Markets activities		Fee income up 24% YoY, reflecting strong growth in syndications fees to #5 league table ranking[1] and broadening of capabilities; bolstered M&A capabilities with WRP acquisition (closed May 2017).
Commercial	Build out Treasury Solutions		Fees up 8% YoY, driven by 29% increase in commercial card fees due to strong purchase volume growth, with cash management fees up 4% YoY. Continue to focus on reducing customer attrition, build-out of specialist teams and technology re-platform.
Commercial	Expand Mid-Corporate & Middle Market		Loan and deposit balances up 4% and 11%, respectively, driven by customer growth and initiatives to deepen relationships. Seeing modest balance sheet growth in established markets and making investments to grow in expansion markets, including Southeast and Metro NYC.
Commercial	Build out Industry Verticals & Franchise Finance		Industry vertical loan growth of 11% YoY. Fee income up $8 million, or 62% YoY. Strong deposit growth with balances up 292% YoY. Continue expansion in well-established brands of quick service and fast casual franchises, with 22% loan growth YoY.
Commercial	Prudently grow CRE		Continue to deepen client penetration with top developers in core geographies, while moderating growth in multi-family and retail sectors. CRE loans grew 12% YoY to $10.4 billion.
Commercial	Reposition Asset Finance		Continue to realign product offering and strategy towards core Middle Market and Mid-corp customers to drive greater bank alignment; reducing focus on large ticket such as aircraft, and focusing on mid-ticket, such as construction and transportation. Sold $286 million of assets in 2Q and recorded $26 million in impairments.
CFG	Balance Sheet Optimization		NIM increased 13 bps YoY, of which 10 bps driven by rate increases and 3 bps driven by balance sheet strategies targeting improved mix and pricing. Continue to optimize auto and asset finance portfolios for higher returns. Sold $596 million of lower-return commercial loans and leases to optimize returns.
CFG	TOP III		TOP III Program on track to achieve pre-tax benefit of ~$110 million in 2017.
CFG	TOP IV		TOP IV Program, which includes efficiency and revenue initiatives, has been launched. Targeting run-rate pre-tax benefit of $90-$105 million by end of 2018.

1) Thomson Reuters Middle Market trailing 12-month lead and joint lead league table ranking by dollar volume.

15

Self-funding necessary investments through our efficiency initiatives

Tapping Our Potential (TOP) programs remain on track

TOP III Program

Launched mid 2016 — expected pre-tax benefit of ~$110 million in 2017

Program actions are largely complete

Revenue initiatives Target ~$25 million

- **Commercial Attrition**: Predictive tools and early intervention efforts are now fully embedded into sales-management processes; focus is on reducing Middle Market and Treasury Solutions attrition
- **Unsecured Lending**: Initiative launched with good response rates; customer profiles remain strong and credit performance is in line with expectations
- **Business Banking Share of Wallet**: Executing on plans to deepen share with cash management, card and FX; all components of the initiative have been launched

Expense initiatives Target ~$65 million

- **Consumer Efficiencies**: First phase of streamlining non-revenue staff is complete; focus is now on executing branch-optimization actions
- **Commercial Efficiencies**: Streamlined end-to-end processing and portfolio management; actions are complete
- **Functional Efficiencies**: Streamlined forecasting and reporting in finance and recruiting and training in HR; actions are complete
- **Fraud:** Launched enhancements to claims management, chargeback, and reporting processes; new fraud-prevention platform and customer communications module in development

Tax efficiencies Target ~$20 million[1]

- **Tax-Rate Optimization**: Taking steps to more closely align tax rate to peer levels; seeing good benefit in investment and historic tax credits

1) ~$20 million pre-tax benefit; noninterest income pre-tax impact ~($20) million; tax expense benefit of ~$40 million on a pre-tax equivalent basis.

Citizens Financial Group, Inc.
16

TOP IV launch demonstrates our continuous improvement mindset

Tapping Our Potential (TOP) programs remain on track

TOP IV Program

Targeting run-rate pre-tax benefit of ~$90-$105 million by end of 2018

Revenue Initiatives — **Target ~$45 million**

- **New Channels:** Using digital as a sales engine, building out direct-to-consumer mortgage platform and leveraging the call center to offer 'service to solutions'
- **Customer Journeys:** Enhancing end-to-end customer journeys in targeted areas (e.g., new relationship experience, problem resolution) which will improve customer acquisition and retention
- **Expanding into Growth Areas:** Expanding corporate partners in installment lending and expanding C&I lending into the Southeast
- **Build-out Fee Income Capabilities:** Building originate-to-distribute SBA capabilities, accelerating scale in mortgage servicing, integrating Western Reserve acquisition to grow capital markets fees, building securitization capabilities for Commercial clients, and partnering to generate fees from Commercial Real Estate products

Efficiency Initiatives — **Target ~$45-$60 million**

- **Organization Simplification:** Focusing on centralization/centers of excellence and simplification of roles and responsibilities
- **Process Improvement:** Re-designing processes end-to-end and leveraging automation to reduce costs and improve efficiency
- **Customer Journeys:** Streamlining of customer journeys will remove steps, eliminate waste, and result in cost efficiencies
- **Vendor/Indirect Spend:** Recognizing further contract efficiencies and demand-management opportunities
- **Technology:** Optimizing infrastructure and streamlining network support

Will continue to target strong positive operating leverage and self-funding of growth initiatives

Citizens Financial Group, Inc.™
17

Goal is to deliver a 10%+ run-rate ROTCE in the medium term 1.0%+ Adjusted efficiency ratio(1) ~60% 10%+ Making consistent progress against our financial goals Medium-term targets Key Indicators Adjusted ROTCE(1) Adjusted return on average total tangible assets(1) EPS Adjusted diluted EPS(1) Common equity tier 1 ratio(2) Underlying results(1) Reported results(1) Adjusted results(1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. Common equity tier 1 ("CET1") capital under Basel III replaced tier 1 common capital under Basel I effective January 1, 2015. Commencement of separation effort from RBS.

3Q17 outlook

	2Q17	3Q17 expectations vs. 2Q17
Net interest income, net interest margin	▪ $109.1 billion average loans ▪ 2.97% NIM	▪ ~1.5% spot loan growth ▪ ~1.0% average loan growth; which reflects impact of late 2Q17 loan sales ▪ Expect ~3 basis point NIM improvement
Noninterest income	▪ $370 million	▪ Up modestly given lease impairment impact in 2Q17
Noninterest expense	▪ $864 million	▪ Modest decrease given lease impairment impact in 2Q17
Credit trends, tax rate	▪ $70 million provision expense ▪ Total Underlying credit-related costs of $96 including lease impairments[1] ▪ 31.1% tax rate	▪ Provision expense of $85-$95 million ▪ Tax rate of ~32%
Capital, liquidity and funding	▪ 11.2% CET1 ratio ▪ 99% avg. loan-to-deposit ratio ▪ 97% spot loan-to-deposit ratio	▪ Quarter-end Basel III common equity tier 1 ratio ~11.0% ▪ Average loan-to-deposit ratio of ~98% ▪ $7 million in preferred dividends

FY 2017 outlook: expect to come in above the high end of the range for NII and operating leverage; below the range for provision; and within the range for loan growth

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. "Underlying" results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact.

Citizens Financial Group, Inc.

19

Helping you reach your potential We perform our best every day so we can do more for our customers, colleagues, communities and shareholders We strive to always: exceed customer expectations, do the right thing, think long-term, work together We are citizens helping citizens reach their potential To help our customers, colleagues and communities reach their potential We are here to help our customers reach their potential by listening to them and by understanding their needs so we can deliver personalized advice, ideas and solutions To be a top-performing bank distinguished by its customer-centric culture, mindset of continuous improvement and excellent capabilities Mission Vision Credo Brand Narrative Our vision and credo guide us: The destination

The roadmap: How we will stand out from the competition Strong culture Customer centricity Expertise and deep knowledge of customers Tailored advice, reinforced by insights from data and analytics Team-oriented Agile and innovative Invested in our leaders and colleagues Financial discipline Selective in how and where we play; good stewards of our capital Mindset of continuous improvement; seek to self-fund investments through consistent search for efficiency; expense discipline Utilize new technologies and process re-design to deliver more effective customer outcomes at lower costs Excellence in key areas Consumer: Banking products and services Wealth advice Data analytics Personalized solutions Business partnering with corporate partners Commercial: Quality coverage bankers Capital and global markets Treasury solutions

We continue on the path to driving enhanced shareholder returns

Since 3Q13, delivered ~530 basis points of improvement in Adjusted ROTCE to 9.6%[1]

Lever		Further Opportunities
Balance Sheet		■ Continued balance sheet optimization to drive better NIM and risk adjusted returns — Deliver growth in higher-returning assets where we have developed strong capabilities (e.g., Education, personal unsecured, C&I verticals) — Reduce lower-returning assets (Auto, Asset Finance) — Develop additional strategies to optimize deposit costs
Fee Income	Consumer	Wealth ■ Leverage investments in FC's and sales, product and technology platforms — Robo-advisor product launching in 3Q17 Mortgage ■ Channel and product remix toward direct-to-consumer and conforming product ■ Optimization of retail channel investments; seeking opportunities to further leverage servicing platform
	Commercial	Capital/Global Markets ■ Continue to broaden capabilities across DCM, FX options/cross-currency swaps, M&A, CRE services ■ Leverage new Global Markets platform and capabilities Treasury Solutions ■ Replatforming Commercial cash management system with market-leading online and mobile banking products from Bottomline Technologies ■ Recent product investments in trade finance, merchant services and commercial card
Continuous Improvement		■ Continue to see benefits from capabilities created as part of TOP II and TOP III; continuous improvement culture embedded ■ Launched TOP IV with ~$90-$105 million of targeted pre-tax benefit; strong focus on redesigning end-to-end processes and customer experiences[2]
Capital Deployment		■ Given strong capital position relative to peers, well positioned to both grow balance sheet and return capital to shareholders
Asset Sensitivity		■ Our current >5% asset-sensitivity positions us to continue to benefit as rates rise

Well-positioned to continue to improve ROTCE[1]

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. "Underlying" results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact.
2) Targeted pre-tax run rate by end of 2018.

Citizens Financial Group, Inc.

22

Key messages Citizens 2Q17 results highlight continued momentum Strong revenue, net income and EPS growth Exceptional Underlying(1) operating leverage of 7%, improving efficiency ratio and active capital management ROTCE of 9.6%(1) Robust balance sheet position 11.2% CET1 ratio permits strong loan growth and attractive returns to shareholders Attractive loan growth with continued improvement in credit quality Disciplined execution on growing more attractive risk-adjusted return portfolios Successful 2017 CCAR submission provides for increased return of capital to shareholders through higher dividends and share repurchases Strong execution against all strategic initiatives Keen focus on continuous improvement; initiation of TOP IV efficiency program Continue to self-fund significant investments in technology, talent and growth initiatives Outlook remains positive to drive continued improvement in performance; goal is to be a top-performing bank Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact.

Appendix

Impairments on aircraft lease assets 25 2Q17 results reflect a $26 million pre-tax impact related to impairments on $152 million of corporate aircraft lease assets, predominately in the non-core portfolio, which relate to the period of RBS ownership and are in runoff Finance lease impairments reduced noninterest income by $11 million and operating lease impairments increased noninterest expense by $15 million The recorded impairments reflect a recent change in the market value of certain categories of used aircraft Lease assets are reviewed for impairment at least annually or when circumstances indicate that the carrying value of the asset is no longer recoverable based on the expected cash flows of the lease, including the estimated residual value of the underlying aircraft The value of the aircraft underlying each lease is estimated considering external valuations, consultation with industry specialists and published values Aircraft values are affected by factors such as market conditions for aviation, prices of new aircraft, inventories and aircraft-specific factors such as model, size, age, maintenance history, use of up-to-date technology and other appointments, etc. If management determines that a decline in the carrying value of the lease asset is other-than-temporary, an impairment is recognized to reduce its carrying value to the fair value of the lease cash flows, including the estimated residual value of the underlying aircraft In 3Q16, $1.2 billion tied to legacy-RBS aircraft leasing borrowers was placed in runoff and transferred to Other as the portfolio did not meet strategic- and risk-adjusted return parameters No additional aircraft-leasing transactions have been added to the portfolio since 2015 and the total portfolio has declined to $941 million as of June 30, 2017, reflecting sales, early termination, amortization and impairments

At Citizens, we continue to smartly grow our balance sheet á 23% Good loan growth with rising yields Return on loan book regulatory capital improving(2) Stress losses as a % of loans down(3) Total loans $ billions Average loan balances. Reflects after-tax return calculated as loan interest income/regulatory capital assuming a CET1 target of 10.5%. Total loan losses as a percentage of the total loan book based on FRB Severely Adverse Scenario 9-quarter horizon for 2014, 2015, 2016 and 2017. á 9% (1) ↓ 17%

Year-over-year results á 18% á 5% á 7% á17 bps á227 bps EPS á 37% á 31% $0.63 Pre-provision profit $s in millions Return on average total tangible assets $s in billions Period-end loans $s in billions (1) $0.46 Underlying á 24% Excludes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. GAAP results Underlying results (2) Net income and EPS $s in millions, except per share data Return on average tangible common equity $s in billions Period-end deposits $s in billions

$558 Linked-quarter results á 0.9% á 1.3% á 0.4% EPS á3% â 2 bps â 11 bps Excludes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results, as applicable, exclude a 1Q17 $23 million benefit related to the settlement of certain state tax matters and reclassify 2Q17 results for the pre-tax impact of $26 million of lease asset impairments to reflect their credit-related impact. Pre-provision profit $s in millions Return on average total tangible assets $s in billions Net income and EPS $s in millions, except per share data Return on average tangible common equity $s in billions Period-end loans $s in billions Period-end deposits $s in billions (1) â 0.6% $0.63 $297 $0.61 $0.57 GAAP results Underlying results GAAP results Underlying results (2) (2) 9.0% Underlying EPS á 11% Underlying á 59 bps Underlying á 5%

We remain positioned for rising rates… Net interest income positioned to continue to benefit from rising rates Our asset sensitivity has naturally moderated to 5.4% from 6% given the rising rate environment Securities portfolio effective duration of 4.0 years compared with 4.4 years at March 31, 2017, reflecting lower long-term rates, which drove an increase in mortgage securities prepayment speeds Up from 2.4 years at June 30, 2016, reflecting higher long-term rates, which reduced mortgage securities prepayment speeds …but also see continued opportunity to enhance performance by executing well on our initiatives Interest rate sensitivity trend Note: CFG data as of 2Q17. Peer data from SNL as of 1Q17. Peer banks include BBT, CMA, FITB, KEY, MTB, PNC, RF, STI and USB. Peer estimates based on the public disclosures as of the most recent quarter available and utilizes a 200 basis point gradual increase above 12-month forward curve except PNC, which is based on a 100 basis point gradual increase and STI, which is based on a 200 basis point shock. PNC and STI excluded from peer median. Interest rate sensitivity ranking (200 bps gradual increase)

Consumer Banking segment

$s in millions	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	2Q17 change from 1Q17 %	2Q17 change from 2Q16 $	2Q17 change from 2Q16 %
Net interest income	$ 657	$ 638	$ 602	$ 19	3 %	$ 55	9 %
Noninterest income	229	220	219	9	4	10	5
Total revenue	886	858	821	28	3	65	8
Noninterest expense	644	647	632	(3)	—	12	2
Pre-provision profit	242	211	189	31	15	53	28
Provision for credit losses	60	64	49	(4)	(6)	11	22
Income before income tax expense	182	147	140	35	24	42	30
Income tax expense	64	52	50	12	23	14	28
Net income	**$ 118**	**$ 95**	**$ 90**	**$ 23**	**24 %**	**$ 28**	**31 %**
Average balances $s in billions							
Total loans and leases[2]	$ 57.9	$ 57.3	$ 54.4	$ 0.6	1 %	$ 3.6	7 %
Total deposits	$ 75.1	$ 74.1	$ 71.9	$ 1.0	1 %	$ 3.2	5 %
Mortgage Banking metrics							
Originations	$ 1,951	$ 1,664	$ 1,964	$ 287	17 %	$ (13)	(1) %
Origination Pipeline	1,763	1,741	2,528	22	1 %	(765)	(30) %
Gain on sale of secondary originations	1.94%	1.92%	2.42%	2 bps		(48) bps	
Key performance metrics							
ROTCE[1,3]	8.6%	7.1%	7.1%	151 bps		148 bps	
Efficiency ratio[1]	73%	75%	77%	(277) bps		(434) bps	

Highlights

Linked quarter:

- Net income increased $23 million, or 24%
- Net interest income increased $19 million, reflecting improved loan yields, higher education, mortgage and other unsecured retail loan balances and higher day count, partially offset by increased deposit costs
- Average loans up $613 million, or 1%, and average deposits up $974 million, or 1%
- Noninterest income up $9 million, reflecting an increase in mortgage banking fees, which were driven by higher origination volumes and higher loan sale gains as well as seasonally higher service charges and fees
- Noninterest expense decreased $3 million. Seasonally lower salaries and benefits and a reduction in occupancy expense from first quarter levels that included higher branch rationalization costs were partially offset by higher outside services expense
- Provision for credit losses down $4 million, largely driven by lower net charge-offs tied to seasonal decreases in auto and deposit accounts, partially offset by higher net charge-offs in consumer unsecured and home equity

Prior-year quarter:

- Net income up $28 million, or 31%, reflecting a $65 million increase in total revenue
- Net interest income up $55 million, or 9%, driven by a $3.6 billion increase in average loans led by mortgage, education and consumer unsecured, and higher loan yields, partially offset by an increase in deposit costs
- Average loans up $3.6 billion, or 7%, and average deposits up $3.2 billion, or 5%
- Noninterest income increased $10 million, driven by higher card fees, higher mortgage banking fees, which reflected an increase in production fees and higher wealth fees, partially offset by lower service charges
  - Card fee improvements driven by lower processing fees
- Noninterest expense increased $12 million, or 2%, reflecting higher outside services, higher FDIC insurance, software amortization and advertising expense as well as increased occupancy costs related to branch rationalization. These results were partially offset by a decrease in salaries and benefits, largely reflecting a change in the timing of incentive payments, as well as lower credit collection costs and fraud expense
- Provision for credit losses up $11 million, largely driven by higher net charge-offs in auto and consumer unsecured

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures.
2) Includes held for sale.
3) Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for common equity tier 1 and then allocate that approximation to the segments based on economic capital.

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Commercial Banking segment

$s in millions	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	1Q17 %	2Q16 $	2Q16 %
Net interest income	$ 344	$ 346	$ 314	$ (2)	(1) %	$ 30	10 %
Noninterest income	130	134	122	(4)	(3)	8	7
Total revenue	474	480	436	(6)	(1)	38	9
Noninterest expense	192	190	186	2	1	6	3
Pre-provision profit	282	290	250	(8)	(3)	32	13
Provision for credit losses	1	19	(1)	(18)	(95)	2	NM
Income before income tax expense	281	271	251	10	4	30	12
Income tax expense	94	91	87	3	3	7	8
Net income	**$ 187**	**$ 180**	**$ 164**	**$ 7**	**4 %**	**$ 23**	**14 %**

Average balances $s in billions	2Q17	1Q17	2Q16	1Q17 $	1Q17 %	2Q16 $	2Q16 %
Total loans and leases[2]	$ 48.8	$ 48.2	$ 46.1	$ 0.6	1 %	$ 2.7	6 %
Total deposits	$ 28.7	$ 29.0	$ 25.1	$ (0.2)	(1) %	$ 3.6	14 %

Key performance metrics	2Q17	1Q17	2Q16	1Q17	2Q16
ROTCE[1,3]	13.4%	13.2%	13.0%	19 bps	33 bps
Efficiency ratio[1]	40%	40%	43%	68 bps	(240) bps

Highlights

Linked quarter:

- Commercial Banking net income increased $7 million, or 4%
- Net interest income of $344 million decreased modestly as the benefit of higher loan balances and yields was offset by an increase in deposit costs
- Loan growth was driven by Commercial Real Estate, Middle Market and Franchise Finance
- Noninterest income declined $4 million, or 3%, given a $4 million impact of the finance lease impairment. Capital markets and letter of credit and loan fees were both strong
- Noninterest expense remained relatively stable with first quarter 2017, as higher advertising, outside services and FDIC insurance expense were partially offset by seasonally lower salaries and benefits expense
- Provision for credit losses decreased $18 million

Prior-year quarter:

- Net income increased $23 million, or 14%
- Net interest income up $30 million, or 10%, driven by loan growth and improved loan yields, partially offset by higher deposit costs
- Average loans up $2.7 billion, or 6%
  - Loan growth driven by Commercial Real Estate, Franchise Finance, Mid-corporate and Industry Verticals and Middle Market, partially offset by the impact of the 3Q16 transfer of loans and leases to non-core
- Noninterest income increased $8 million from second quarter 2016 levels, reflecting strength in capital markets and letter of credit and loan fees and card fees, partially offset by the $4 million impact of lease impairment
- Noninterest expense increased $6 million from second quarter 2016, driven by higher FDIC insurance expense and higher outside services, software amortization and equipment expense
- Provision for credit losses increased $2 million

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures.
2) Includes held for sale.
3) Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for common equity tier 1 and then allocate that approximation to the segments based on economic capital.

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Other

$s in millions	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	1Q17 %	2Q16 $	2Q16 %
Net interest income	$ 25	$ 21	$ 7	$ 4	19 %	$ 18	NM %
Noninterest income	11	25	14	(14)	(56)	(3)	(21)
Total revenue	36	46	21	(10)	(22)	15	71
Noninterest expense	28	17	9	11	65	19	NM
Pre-provision profit (loss)	8	29	12	(21)	(72)	(4)	(33)
Provision for credit losses	9	13	42	(4)	(31)	(33)	(79)
Income (loss) before income tax expense (benefit)	(1)	16	(30)	(17)	(106)	29	97
Income tax expense (benefit)	(14)	(29)	(19)	15	52	5	26
Net income (loss)	**$ 13**	**$ 45**	**$ (11)**	**$ (32)**	**(71) %**	**$ 24**	**NM %**

Average balances $s in billions	2Q17	1Q17	2Q16	1Q17 $	1Q17 %	2Q16 $	2Q16 %
Total loans and leases	$ 3.1	$ 3.2	$ 3.1	$ (0.1)	(4) %	$ —	— %
Total deposits	$ 6.9	$ 6.8	$ 7.0	$ 0.1	1 %	$ (0.1)	(1) %

Highlights

Linked quarter:

- Other recorded net income of $13 million, down $32 million vs. 1Q17, which included a $23 million benefit related to settlement of certain state tax matters
- Net interest income increased $4 million, driven by higher residual funds transfer pricing, partially offset by higher funding costs
- Noninterest income of $11 million decreased $14 million, driven by the $7 million impact of finance lease impairments
- Noninterest expense of $28 million increased $11 million, driven by the $15 million increase tied to operating lease impairments
- Provision for credit losses of $9 million decreased $4 million, reflecting the second quarter's reserve release versus first quarter's reserve build, partially offset by higher net charge-offs in non-core

Prior-year quarter:

- Other net income up $24 million
- Net interest income increased $18 million, driven by higher residual funds transfer pricing and higher investment portfolio income, partially offset by higher funding costs
- Noninterest income decreased $3 million, driven by the impact of the finance lease impairments
- Noninterest expense up $19 million, driven by the impact of the operating lease impairments
- Provision for credit losses decreased $33 million, reflecting a second quarter 2017 reserve release compared to a reserve build in second quarter 2016 and lower net charge-offs

Citizens Financial Group, Inc.
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Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data 1) U.S. Basel III ratios assume certain definitions impacting qualifying U.S. Basel III capital, which otherwise will phase in through 2019, are fully phased-in. Ratios also reflect the required US Standardized methodology for calculating RWAs, effective January 1, 2015.

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – segment $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations - Underlying

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS								
					2Q17 Change					
		2Q17	1Q17	2Q16	1Q17			2Q16		
					$/bps		%	$/bps		%
Noninterest income, Underlying:										
Noninterest income (GAAP)		$370	$379	$355	($9)		(2%)	$15		4 %
Less: Lease impairment credit-related costs		(11)	—	—	(11)		(100)	(11)		(100)
Noninterest income, Underlying (non-GAAP)		$381	$379	$355	$2		1 %	$26		7 %
Total revenue, Underlying:										
Total revenue (GAAP)	A	$1,396	$1,384	$1,278	$12		1 %	$118		9 %
Less: Lease impairment credit-related costs		(11)	—	—	(11)		(100)	(11)		(100)
Total revenue, Underlying (non-GAAP)	B	$1,407	$1,384	$1,278	$23		2 %	$129		10 %
Noninterest expense, Underlying:										
Noninterest expense (GAAP)	C	$864	$854	$827	$10		1 %	$37		4 %
Less: Lease impairment credit-related costs		15	—	—	15		100	15		100
Noninterest expense, Underlying (non-GAAP)	D	$849	$854	$827	($5)		(1%)	$22		3 %
Pre-provision profit, Underlying										
Pre-provision profit (GAAP)		$532	$530	$451	$2		—%	$81		18 %
Less: Lease impairment credit-related costs		(26)	—	—	(26)		(100)	(26)		(100)
Pre-provision profit, Underlying (non-GAAP)		$558	$530	$451	$28		5 %	$107		24 %
Total credit-related costs, Underlying:										
Provision for credit losses (GAAP)		$70	$96	$90	($26)		(27%)	($20)		(22%)
Add: Lease impairment credit-related costs		26	—	—	26		NM	26		NM
Total credit-related costs, Underlying (non-GAAP)		$96	$96	$90	$—		—%	$6		7 %
Income before income tax expense, Underlying:										
Income before income tax expense (GAAP)	E	$462	$434	$361	$28		6 %	$101		28 %
Income tax expense and effective income tax rate, Underlying:										
Income tax expense (GAAP)	F	$144	$114	$118	$30		26 %	$26		22 %
Less: Settlement of certain state tax matters		—	(23)	—	23		100	—		—
Income tax expense, Underlying (non-GAAP)	G	$144	$137	$118	$7		5 %	$26		22 %
Effective income tax rate (GAAP)	F/E	31.13 %	26.36 %	32.61 %	477	bps		(148)	bps	
Effective income tax rate, Underlying (non-GAAP)	G/E	31.13	31.56	32.61	(43)	bps		(148)	bps	
Net income, Underlying:										
Net income (GAAP)	H	$318	$320	$243	($2)		(1%)	$75		31 %
Less: Settlement of certain state tax matters		—	23	—	(23)		(100)	—		—
Net income, Underlying (non-GAAP)	I	$318	$297	$243	$21		7 %	$75		31 %
Net income available to common stockholders, Underlying:										
Net income available to common stockholders (GAAP)	J	$318	$313	$243	$5		2 %	$75		31 %
Less: Settlement of certain state tax matters		—	23	—	(23)		(100)	—		—
Net income available to common stockholders, Underlying (non-GAAP)	K	$318	$290	$243	$28		10 %	$75		31 %

38

$s in millions, except share, per share and ratio data Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying

$s in millions, except share, per share and ratio data Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying

$s in millions, except share, per share and ratio data Key performance metrics, Non-GAAP financial measures and reconciliations